SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 9, 2000
                                                   ------------


                             MonsterDaata.com, Inc.
             -------------------------------------------------------
             (Exact name of registrant as specified in its charter)



            Delaware                  033-01599             22-2732163
 ----------------------------      --------------      --------------------
 (State or other jurisdiction       (Commission          (I.R.S. Employer
      of incorporation)             File Number)         Identification No.)


   115 Stevens Avenue, Valhalla, New York                      10595
 --------------------------------------------                -----------
   (Address of principal executive offices)                  (Zip Code)


Registrant's telephone number, including area code: (914) 747-9100
                                                    --------------


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                           CURRENT REPORT ON FORM 8-K

                             MONSTERDAATA.COM, INC.

                                  July 25, 2000

Item 5.  Other Events
         ------------

         On May 2, 2000, MonsterDaata.com, Inc., a Delaware corporation (the "Company"), signed an engagement letter (the "Engagement Letter") with Commonwealth Associates, L.P., a limited partnership organized under the laws of the State of New York ("Commonwealth"), pursuant to which Commonwealth was engaged by the Company as an advisor.

         ComVest Capital Management LLC, a Delaware limited liability company and an affilate of Commonwealth ("ComVest"), agreed to provide a loan to the Company in an aggregate principal amount of up to $1,500,000. ComVest has loaned the Company a total of $903,000 through July 25, 2000, commencing with an initial loan on June 7, 2000, pursuant to a series of 8% Senior Secured Promissory Notes (the "Notes"), a copy of the form of which is incorporated by reference as Exhibit 99.4 hereto.

         In connection with this loan, the Company issued to ComVest a warrant to purchase 7,500,000 shares of common stock, par value $.01 per share ("Common Stock"), of the Company for an exercise price of $.01 per share (the "ComVest Warrant"). The ComVest Warrant was issued on or about June 7, 2000. The Company agreed that, as long as this loan remained outstanding, the Board of Directors of the Company must consist of seven directors, of which five are to be appointed by the Company with the consent of ComVest, which consent shall not be unreasonably withheld.

         In connection with this loan, the Company executed a General Security Agreement in favor of ComVest (attached hereto as Exhibit 99.1) and the Company's principal subsidiary, Taconic Data Corp., a New York corporation ("Taconic") executed a guarantee of the notes to be issued to ComVest (attached hereto as Exhibit 99.2) and a General Security Agreement in favor of ComVest (attached hereto as Exhibit 99.3).

         On June 9, 2000 ComVest and Commonwealth exercised the ComVest Warrant, purchasing 6,000,000 shares of Common Stock in the case of ComVest and 1,500,000 shares of Common Stock in the case of Commonwealth. The purchase price for these shares was $60,000 in the case of ComVest and $15,000 in the case of Commonwealth. By virtue of this transaction, ComVest and Commonwealth beneficially own approximately 39.2% and 9.8%, respectively, of the Company's Common Stock or 48.9% of the Common Stock together.

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        The Company has also agreed that, if the Company completes a private placement of securities during the period that the Notes are outstanding, the holders of Notes will have the option to convert all or a portion of their Notes into the securities sold in any such transaction on the identical terms and conditions as the other investors in any such transaction. Should ComVest and/or Commonwealth exercise this option, their combined equity interest in the Company could increase, depending on the amount of Notes converted and the terms and amount of any such transaction.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits
         ------------------------------------------------------------------

         (a)   Exhibits.
               --------

               99.1 General Security Agreement dated as of June 2, 2000 between
                    ComVest Capital Management LLC ("ComVest") and the Company.

               99.2 Guarantee  Agreement  dated  as  of  June  2,  2000  between
                    Taconic Data Corp., a New York corporation ("Taconic") and ComVest.

               99.3 General Security  Agreement dated as of June 2, 2000 between
                    Taconic and ComVest.

               99.4 Form of 8% Senior Secured Promissory Note of the Company
                    (incorporated by reference to Exhibit 2 to the Schedule 13D filed by ComVest and Commonwealth and certain other persons on July 20, 2000).

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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    MonsterDaata.com, Inc.


Dated:  July 25, 2000               By: /s/ Mitchell Deutsch
                                        ------------------------
                                        Mitchell Deutsch
                                        Chairman of the Board, President
                                        and Chief Executive Officer


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                                  EXHIBIT INDEX

 Exhibit Number                   Description                           Page
 --------------                   -----------                           ----

      99.1       General  Security  Agreement dated as of June           6
                 2, 2000 between  ComVest  Capital  Management
                 LLC ("ComVest") and the Company.

      99.2       Guarantee  Agreement dated as of June 2, 2000           25
                 between   Taconic  Data  Corp.,  a  New  York
                 corporation ("Taconic") and ComVest.

      99.3       General  Security  Agreement dated as of June           30
                 2, 2000 between Taconic and ComVest.

      99.4 Form of 8% Senior Secured Promissory Note of the Company (incorporated by reference to Exhibit 2 to the Schedule 13D of ComVest and Commonwealth Associates, L.P., a limited partnership organized under the laws of the State of New York, and certain other persons dated and filed July 20, 2000).

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